Exhibit 99.1

Ambac Announces Leadership Changes at Ambac Assurance
Appoints Nader Tavakoli President and CEO
Appoints Jeffrey S. Stein Chairman of the Board
NEW YORK, NY, March 9, 2016 (GLOBE NEWSWIRE) -- Ambac Financial Group, Inc. (Nasdaq: AMBC) ("Ambac"), a holding company whose subsidiaries, including Ambac Assurance Corporation (“AAC”), provide financial guarantees and other financial services, today announced leadership changes at AAC.
Nader Tavakoli, President and Chief Executive Officer of Ambac has been appointed President and Chief Executive Officer of AAC.  Jeffrey S. Stein, Chairman of the Board of Ambac, has been appointed Chairman of the Board of AAC.  David Trick, Chief Financial Officer and Treasurer of Ambac and AAC, previously held the role of interim President and Chief Executive Officer of AAC.
Commenting on today’s news Mr. Stein said, “Nader is an exemplary leader, with the right skills and experience to lead Ambac and AAC. We look forward to his continued guidance at both the group and operating company levels. On behalf of the Board and our employees, I would like to extend our gratitude to David for serving as AAC’s interim CEO during this challenging but successful period.  We all look forward to a productive 2016 and beyond.”
Mr. Tavakoli said, “I am grateful to the Board for my appointment and look forward to continuing our strong performance at AAC.”
About Ambac
Ambac Financial Group, Inc. ("Ambac"), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiary, Ambac Assurance Corporation ("Ambac Assurance"), Everspan Financial Guarantee Corp., and Ambac Assurance UK Limited, provide financial guarantees and other financial services to clients in both the public and private sectors globally. Ambac Assurance, including the Segregated Account of Ambac Assurance (in rehabilitation), is a guarantor of public finance and structured finance obligations. Ambac is also selectively exploring opportunities involving the acquisition and/or development of new businesses. Ambac‘s common stock trades on the NASDAQ Global Select Market under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain primary residential mortgage backed securities litigations. For more information, please go to www.ambac.com.
Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ, possibly materially, from those included in these statements due to a variety of factors. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in Part I, Item 1A of Ambac’s 2015 Annual Report on Form 10-K and in Part II, Item 1A of each of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015.

Contact
Abbe F. Goldstein, CFA
Managing Director, Investor Relations and Corporate Communications
(212) 208-3222; agoldstein@ambac.com
Source: Ambac Financial Group, Inc.